Exhibit 5.1

November 29, 2022

Advaxis, Inc.

9 Deer Park Drive, Suite K-1

Monmouth Junction, NJ 08852

Re:	Advaxis, Inc., Registration Statement on Form S-4 (File No. 333-)

Ladies and Gentlemen:

We have acted as special counsel to Advaxis, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4, as amended (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of (i) 3,352,945 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) warrants to purchase up to 109,316 shares of the Common Stock (the “Warrants”), all issuable pursuant to the Agreement and Plan of Merger, dated as of October 18, 2022 (the “Merger Agreement”), by and among the Company, Doe Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Ayala Pharmaceuticals Inc. (“Ayala”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement; and

2.	the Merger Agreement.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including copies of the Amended and Restated Certificate of Incorporation of the Company, as amended to date, and the Second Amended and Restated Bylaws of the Company, as amended to date, and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares and the Warrants and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinion expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Advaxis, Inc.

November 29, 2022

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that (i) the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable, and (ii) the Warrants will have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware and, with respect to the enforceability of the Warrants, the laws of the State of New York. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP